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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Young Broadcasting Inc. 2001 Employee Stock Purchase Plan of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Young Broadcasting Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Ernst & Young LLP


New York, New York
July 24, 2001